Rule 424(b)(2)
                                                     Registration No. 333-75723
PRICING SUPPLEMENT NO. 37a dated March 7,2001
to Prospectus Supplement dated April 30, 1999 and Prospectus dated April 30, 1999.

                      LEHMAN BROTHERS HOLDINGS INC.
                           Medium-Term Notes, Series F
             Due Nine Months or More From the Date of Issue
                             (Floating Rate Coupon)

ATTENTION: PRICING SUPPLEMENT 37a REPRESENTS AN AMENDMENT TO SUPPLEMENT 37. THIS DOES NOT REPRESENT AN ADDITION TO SUPPLEMENT 37.

Cusip No.:                       52517PRM5

Principal Amount:               $150,000,000.00

Net Proceeds:                   $149,625,000.00

Price to Public:                 100.0%

Agent's Commission:             .25%

Original Issue Date:            01/12/01

Interest Index:                 3 Month LIBOR, telerate p. 3750

Spread:                         0.32%

Initial Interest Rate:          Interest index posted on 01/10/01, plus spread

Interest Payment Period:        Quarterly

Interest Reset Dates:           Same as interest payment dates

Interest
Determination Dates:            Two London business days prior to each
                               Interest Reset Date

Interest Payment Dates:         Quarterly on the 12th, commencing on 04/12/01,
                                subject to modified business day convention

Maturity Date:                  01/13/03

Authorized Denomination:        $1,000 or any larger whole multiple.

Lehman Brothers Holdings Inc.

By:/s/___Thomas O'Sullivan
Name:    Thomas O'Sullivan
Title: Authorized Signatory